1
Signed agreement to acquire global brand leader of cellular glass insulation and accessory products for approximately $560MM in cash, on a cash-free and debt-free basis, subject to regulatory approvals
Consistent with Insulation business strategy of geographic and product technology extension
Value contributors:
o
Broadens range of attractive industrial & commercial applications
o
Adds strong and stable margins through the cycle
o
Significantly strengthens our global Insulation platform
o
Leverages OC core glass technology strength
Business delivered revenue of over $240MM in 2016 and adjusted
EBITDA margins in a 25%-27% range over last 4 years
Expect acquisition to be accretive to 2017 EPS, excluding transaction and integration costs
Anticipate a run rate of $20MM of operational and commercial synergies by mid-2019
Sources:
Owens Corning SEC filings; management estimates and press release issued May 15, 2017
Pittsburgh Corning Acquisition
Strengthens Position of Insulation Business
Exhibit 99.1